PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Third Quarter 2025 Results

Over $1 billion in aggregate contracted revenue commitments from partners reflect robust demand as company advances towards commercial service rollout

Combined cash and liquidity of $3.2 billion in pro forma cash, cash equivalents, and restricted cash and availability under the ATM facility

MIDLAND, Texas, November 10, 2025 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the third quarter ended September 30, 2025.

“AST SpaceMobile continues to lead the direct-to-device space-based cellular broadband industry,” commented Abel Avellan, Founder, Chairman and CEO of AST SpaceMobile. “During the past few months, commercial activity has significantly accelerated, demonstrating the robust demand for our solution across the ecosystem.”

Avellan added, “Our definitive commercial agreements with Verizon and stc Group are milestone achievements, representing transformational partnerships stemming from our commercial and network operator partner strategy as we continue to build long-term commercial relationships with industry leaders around the world, which includes agreements with over 50 MNO partners with nearly 3 billion subscribers globally.”

Business Update

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Significant contract wins with the signing of definitive commercial agreements with stc Group and Verizon, as well as additional traction with U.S. Government customer
o
stc Group agreement covers Saudi Arabia and other key regional markets in the Middle East and North Africa, with a 10-year term and $175.0 million prepayment for future services
o
Verizon agreement further expands strategic partnership announced in May 2024 and positions AST SpaceMobile to target 100% geographical coverage in the continental United States
o
Received new contract award with the U.S. Government as prime contractor, subject to contract negotiations, while continuing to perform against existing contracts

•
Secured over $1.0 billion in aggregate contracted revenue commitments from partners as commercialization efforts and integration with partner networks accelerate
o
Initial activation in key markets including nationwide intermittent service across the continental United States, with plans for activations in Canada, Japan, Saudi Arabia, and the United Kingdom in early 2026
o
Announced intention with Vodafone for new EU constellation serving mobile network operators across Europe, with Germany as satellite operations center
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GAAP revenue of $14.7 million in Q3 of 2025 driven by U.S. Government contract milestones and gateway deliveries
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Company reiterates its second-half 2025 revenue guidance of $50.0 million to $75.0 million
•
Started multi-provider orbital launch campaign following shipment of BlueBird 6 to India with launch expected in first half of December
o
BlueBird 7 expected to ship to Cape Canaveral in November with orbital launch anticipated shortly thereafter
o
On track for five orbital launches expected by the end of Q1 2026, with launches every one to two months on average to reach goal of 45 to 60 satellites by end of 2026
o
BlueBird 8 to BlueBird 19 are in various stages of production and expect to complete assembly of 40 satellites equivalent of microns by early 2026
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Proprietary ASIC with up to 10 GHz of processing bandwidth planned for first integration during Q1 2026
•
Robust balance sheet with over $3.2 billion in cash, cash equivalents, restricted cash and liquidity. pro forma for convertible notes offering, monetized capped call, and aggregate proceeds and availability under the ATM facility (as of September 30, 2025)
o
Raised $1.15 billion of gross proceeds from new 10-year convertible senior notes offering, with a 2.00% coupon and effective conversion price of $96.30 per share of Class A common stock
o
Efficiently managed capital structure and financial assets, reducing the 4.25% convertible senior notes to $50.0 million outstanding and monetizing the related capped call for $74.5 million in net cash proceeds

Third Quarter 2025 Financial Highlights

•
Revenue of $14.7 million during the third quarter driven by gateway deliveries and U.S. Government milestones
•
Total operating expenses for the third quarter of 2025 were $94.4 million, including $26.7 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $20.4 million as compared to $74.0 million in the second quarter of 2025 due to a $12.2 million increase in engineering services costs, a $5.5 million increase in cost of gateway deliveries, a $2.6 million increase in general and administrative costs, and a $1.0 million increase in depreciation and amortization expense, partially offset by a $0.9 million decrease in research and development costs
•
Adjusted operating expenses(1) for the third quarter of 2025 were $67.7 million, an increase of $16.0 million as compared to $51.7 million in the second quarter of 2025 due to a $7.6 million increase in Adjusted engineering services costs(1), a $5.5 million increase in cost of gateway deliveries, and a $3.8 million increase in Adjusted general and administrative costs(1), partially offset by a $0.9 million decrease in research and development costs

•
As of September 30, 2025, we had cash, cash equivalents, and restricted cash of $1.2 billion
•
As of September 30, 2025, we had incurred approximately $1.2 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of $158.0 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, November 10, 2025. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025 and November 10, 2025.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025 and November 10, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

Third Quarter 2025 Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$1,204,282	$564,988
Restricted cash	15,841	2,546
Accounts receivable, net	11,491	1,400
Inventory	10,885	1,062
Prepaid expenses	9,267	7,887
Other current assets	25,237	22,363
Total current assets	1,277,003	600,246

Non-current assets:
Property and equipment, net	1,007,844	337,669
Intangible assets, net	213,766	-
Operating lease right-of-use assets, net	15,482	14,014
Other non-current assets	36,807	2,632
TOTAL ASSETS	$2,550,902	$954,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,707	$17,004
Accrued expenses and other current liabilities	48,717	12,195
Current contract liabilities	23,067	41,968
Current operating lease liabilities	2,137	1,856
Current portion of long-term debt	8,947	2,919
Total current liabilities	133,575	75,942

Non-current liabilities:
Warrant liabilities	4,616	41,248
Non-current operating lease liabilities	13,771	12,652
Non-current contract liabilities	43,497	-
Long-term debt, net	697,628	155,573
Other non-current liabilities	31,797	-
Total liabilities	924,884	285,415

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 271,981,894 and 208,173,198 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	26	20
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 11,227,292 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	4	4
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	8	8
Additional paid-in capital	1,996,974	969,004
Accumulated other comprehensive income (loss)	1,174	(176)
Accumulated deficit	(757,719)	(489,745)
Noncontrolling interest	385,551	190,031
Total stockholders' equity	1,626,018	669,146

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,550,902	$954,561

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$14,739	$1,100	$16,613	$2,500

Operating expenses:
Cost of revenues (exclusive of items shown below)	5,511	-	5,803	-
Engineering services costs	40,836	21,828	96,346	62,546
General and administrative costs	29,822	15,551	75,448	45,677
Research and development costs	5,530	14,724	19,058	23,435
Depreciation and amortization	12,716	14,543	35,394	54,880
Total operating expenses	94,415	66,646	232,049	186,538

Other (expense) income:
Gain (loss) on remeasurement of warrant liabilities	2,938	(236,912)	(65,300)	(284,839)
Interest expense	(7,545)	(5,400)	(17,938)	(14,732)
Interest income	12,239	4,014	28,452	8,886
Other (expense) income, net	(91,409)	1,410	(91,852)	1,661
Total other (expense) income, net	(83,777)	(236,888)	(146,638)	(289,024)

Loss before income tax expense	(163,453)	(302,434)	(362,074)	(473,062)
Income tax expense	(374)	(646)	(1,284)	(1,172)
Net loss before allocation to noncontrolling interest	(163,827)	(303,080)	(363,358)	(474,234)

Net loss attributable to noncontrolling interest	(40,953)	(131,134)	(95,384)	(210,008)
Net loss attributable to common stockholders	$(122,874)	$(171,946)	$(267,974)	$(264,226)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.45)	$(1.10)	$(1.09)	$(1.89)
Weighted-average number of shares
Basic and diluted	272,831,168	155,644,888	246,490,060	139,485,036

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2025	2024	2025	2024

Net loss before allocation to noncontrolling interest	$(163,827)	$(303,080)	$(363,358)	$(474,234)
Other comprehensive income (loss)
Foreign currency translation adjustments	105	529	1,883	190
Total other comprehensive income (loss)	105	529	1,883	190
Total comprehensive loss before allocation to noncontrolling interest	(163,722)	(302,551)	(361,475)	(474,044)
Comprehensive loss attributable to noncontrolling interest	(40,914)	(130,906)	(94,851)	(209,944)
Comprehensive loss attributable to common stockholders	$(122,808)	$(171,645)	$(266,624)	$(264,100)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For The Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(363,358)	$(474,234)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	35,394	54,880
Amortization of debt issuance costs	1,206	3,047
Amortization of debt commitment fee	1,833	-
Loss on disposal of property and equipment	1,045	2,221
Induced conversion expense on convertible notes	84,317	-
Loss on remeasurement of warrant liabilities	65,300	284,839
Stock-based compensation	32,338	20,617
Non-cash interest expense	845	2,959
Changes in operating assets and liabilities:
Accounts receivable	(10,091)	-
Prepaid expenses and other current assets	(5,148)	(7,079)
Inventory	(9,823)	(861)
Accounts payable and accrued expenses	17,728	(7,998)
Operating lease right-of-use assets and operating lease liabilities	(83)	357
Contract liabilities	24,597	22,468
Other assets and liabilities	(12,586)	1,081
Net cash used in operating activities	(136,486)	(97,703)

Cash flows from investing activities:
Purchase of property and equipment	(669,045)	(92,095)
Purchase of spectrum intangibles	(27,961)	-
Net cash used in investing activities	(697,006)	(92,095)

Cash flows from financing activities:
Proceeds from debt	1,043,779	145,000
Repayments of debt	(2,940)	(187)
Payment for debt issuance costs	(5,907)	(9,435)
Proceeds from issuance of common stock	576,617	338,911
Payments for third party equity issuance costs	(11,304)	(6,903)
Proceeds from warrants exercises	-	153,307
Issuance of equity under employee stock plan	8,043	3,058
Employee taxes paid for stock-based compensation awards	(18,679)	(3,325)
Purchase of capped call transactions	(98,578)	-
Payments for debt commitment fee	(11,000)	-
Proceeds from share issuances to repurchase 2032 4.25% convertible notes	849,827	-
Payments for repurchase of 2032 4.25% convertible notes	(842,805)	-
Net cash provided by financing activities	1,487,053	620,426

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(972)	161

Net increase in cash, cash equivalents and restricted cash	652,589	430,789
Cash, cash equivalents and restricted cash, beginning of period	567,534	88,097
Cash, cash equivalents and restricted cash, end of period	$1,220,123	$518,886

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$3,204	$-
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$43,726	$5,086
PIK interest paid through issuance of PIK notes	497	2,959
Deferred asset acquisition costs paid by issuance of penny warrants	121,156	-
Spectrum intangibles acquisition costs accrued or paid by issuance of shares	64,649	-
2034 Convertible Notes settled by issuance of Class A Common Stock	139,620	-
Settlement of warrant liabilities by issuing shares	101,930	257,337
Cash paid for:
Interest	$4,215	$6,694
Income taxes, net	1,662	1,135

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$5,511	$-	$5,511
Engineering services costs	40,836	(8,047)	32,789
General and administrative costs	29,822	(5,940)	23,882
Research and development costs	5,530	-	5,530
Depreciation and amortization	12,716	-	12,716
Total operating expenses	$94,415	$(13,987)	$80,428
Less: Depreciation and amortization			(12,716)
Adjusted operating expenses			$67,712

	For the Three Months Ended June 30, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	28,598	(3,341)	25,257
General and administrative costs	27,242	(7,184)	20,058
Research and development costs	6,393	-	6,393
Depreciation and amortization	11,720	-	11,720
Total operating expenses	$73,953	$(10,525)	$63,428
Less: Depreciation and amortization			(11,720)
Adjusted operating expenses			$51,708

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.